Exhibit 10.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this "Agreement"), dated as of October 14, 2014, by and between MergeWorthRx Corp, a Delaware corporation ("Parent") and Stephen P. Griggs (the "Stockholder").

WITNESSETH:

WHEREAS, concurrently herewith, Parent, Anvil Merger Sub, Inc., a Delaware corporation ("Merger Sub"), AeroCare Holdings, Inc., a Delaware corporation (the “Company”), and FFC AeroCare SR, LLC, a Delaware limited liability company, are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended, restated, supplemented or modified from time to time, the "Merger Agreement");

WHEREAS, the Stockholder is the beneficial owner of 10,384,072 shares of Company Common Stock (collectively, the “Shares”);

WHEREAS, approval of the Merger Agreement by the Company's stockholders is required in order to consummate the Merger;

WHEREAS, the board of directors of the Company has, prior to the execution of this Agreement, by resolution duly adopted by unanimous vote at a meeting duly called and held and at which all directors were present, which resolution has not subsequently been rescinded or modified in any manner whatsoever, (i) determined that the Merger Agreement and the Merger are fair and in the best interests of the stockholders of the Company, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) has resolved to recommend that its stockholders approve the Merger Agreement and the Merger; and

WHEREAS, as an inducement to Parent to enter into the Merger Agreement, the Stockholder desires to make certain covenants to Parent set forth in Sections 4.1(e) and 4.1(f) below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, respective covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS. Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

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ARTICLE II

VOTING AGREEMENT

Section 2.1 GRANT OF PROXY AND POWER OF ATTORNEY; AGREEMENT TO VOTE. Upon the terms and subject to the conditions hereof, the Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, with respect to the Shares and any shares of Company Common Stock acquired by the Stockholder after the date hereof, as its proxies and attorneys-in-fact, with full power of substitution and re-substitution, to vote, at any meeting of the Company’s stockholders, or in connection with any written consent of the Company’s stockholders, (i) in favor of the approval of the Merger Agreement and the Merger, (ii) against any other proposal relating to an acquisition of the Company, other than the Merger and (iii) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent's, the Company's or Merger Sub's conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporation or by-laws) (the “Proxy and Power of Attorney”). The Stockholder further agrees to cause all Shares owned by such Stockholder, in addition to any shares of Company Common Stock acquired by Stockholder after the date hereof, to be voted in accordance with the Proxy and Power of Attorney. This Proxy and Power of Attorney is coupled with an interest and until this Agreement is terminated pursuant to Section 5.1 hereof is irrevocable. Upon the execution of this Agreement by the Stockholder, the Stockholder hereby revokes any and all other proxies and powers of attorney (other than the Proxy and Power of Attorney) given by such Stockholder with respect to the subject matter hereof. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement. The Stockholder agrees not to enter into any agreement or commitment with any Person, the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article II, and the Stockholder shall execute any documents or certificates evidencing the Proxy and Power of Attorney as Parent may reasonably request. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1           REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. The Stockholder represents and warrants to Parent that (i) the Stockholder is the record and direct or indirect beneficial owner of the Shares, (ii) this Agreement has been duly executed and delivered by the Stockholder, (iii) this Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect, (iv) none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Legal Requirement applicable to Stockholder or to Stockholder's property or assets, and (v) no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Body or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder's spouse is necessary under any "community property" or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

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Section 3.2           REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Stockholder that (i) this Agreement has been duly executed and delivered by a duly authorized officer of Parent, and (ii) this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect.

ARTICLE IV

COVENANTS

Section 4.1           COVENANTS OF THE STOCKHOLDER. The Stockholder covenants and agrees with Parent that, during the period commencing on the date hereof and ending on the date this Agreement is terminated under Article V hereof:

(a)          The Stockholder shall not sell, transfer, pledge, or dispose of any Shares or offer to make such a sale, transfer, pledge or disposition (collectively, "Transfer") to any Person, provided that this Section 4.1(a) shall not prohibit a Transfer of Shares by the Stockholder (i) if Stockholder is an individual, to any member of Stockholder’s immediate family or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (ii) upon the death of Stockholder, or (iii) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided that a Transfer referred to in Subsections 4.1(a)(i)-(iii) shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement.

(b)          The Stockholder waives, and agrees not to exercise or assert, any applicable appraisal rights under Section 262 of the Delaware General Corporation Law in connection with the Merger.

(c)          Stockholder will not, and will not permit any entity under Stockholder's control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.

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(d)          The Stockholder shall execute and deliver such other documents and instruments and take such further actions as are necessary in order to ensure that Parent receives the benefit of this Agreement.

(e)          Until the earlier of the Effective Time or such time as the Merger Agreement is terminated pursuant to the terms thereof, Stockholder will not, directly or indirectly, and shall cause its Affiliates to not: (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company or any of its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Stockholder will notify Parent promptly if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

(f)          Stockholder acknowledges and agrees that Parent is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Stockholder acknowledges and agrees that Parent’s sole assets consist of the cash proceeds of Parent’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. For and in consideration of Parent and Merger Sub entering into the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, Stockholder, on behalf of himself or itself and any of its managers, directors, officers, affiliates, members, stockholders or trustees (if applicable), hereby irrevocably waives any right, title, interest or claim of any kind he or it has or may have in the future in or to any monies in the Trust Account, and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, any such claims against Parent or Merger Sub arising under the Merger Agreement.

ARTICLE V

TERMINATION

Section 5.1           TERMINATION. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (i) the mutual written consent of Parent and the Stockholder, (ii) the Effective Time, or (iii) the termination of the Merger Agreement in accordance with its terms. In the event that this Agreement is terminated upon the termination of the Merger Agreement in accordance with its terms, the waiver set forth in Section 4.1(f) shall survive such termination of this Agreement and remain in full force and effect.

Section 5.2           EFFECT OF TERMINATION. In the event of any termination of this Agreement, this Agreement (other than Sections 6.1 through 6.9, inclusive) shall become void and of no effect with no liability on the part of any party hereto; provided that no such termination shall relieve any party hereto from liability for any breach of this Agreement prior to such termination.

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ARTICLE VI

GENERAL

Section 6.1          NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered in person or sent by overnight delivery (providing proof of delivery) to the party at the following addresses (or at such other address for a party as shall be specified by like notice) on the date of delivery, or if by facsimile, upon confirmation of receipt:

If to Parent:	MergeWorthRx Corp.
3123 McDonald Street
Miami, FL 33133
Attention: Charles F. Fistel and Stephen B. Cichy
Facsimile: [•]
Email: medworth1@gmail.com and scichy@monarchsp.com

With a copy	McDermott Will & Emery LLP
(which shall not	340 Madison Ave.
constitute notice) to:	New York, NY 10173
Attention: Robert H. Cohen
Telephone: 212-547-5885
Facsimile: 212-547-5444

If to the Stockholder:	Stephen P. Griggs
__________________________
__________________________
__________________________
__________________________

With a copy	Goodwin Procter LLP
(which shall not	620 Eighth Ave.
constitute notice) to:	New York, NY 10018
Attention: Stuart Rosenthal
Telephone: 212-813-8817
Facsimile: 212-355-3333

Section 6.2          NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any Persons other than the parties and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party, nor shall any provisions give any third Persons any right or subrogation over or action against any party.

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Section 6.3           GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof. Each of the parties hereto irrevocably and unconditionally agrees to be subject to, and hereby consents and submits to, the jurisdiction of federal and state courts in the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any of the transactions contemplated hereby. Each party waives any right to a trial by jury in any action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any action shall be tried before a court and not before a jury.

Section 6.4           ASSIGNMENT; SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, to any other Person without the express prior written consent of the other party hereto. Any such assignment or transfer made without the prior written consent of the other party hereto shall be null and void.

Section 6.5           AMENDMENTS; WAIVERS. Subject to applicable law, this Agreement may only be amended pursuant to a written agreement executed by all the parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No waiver of any term or provision of this Agreement shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

Section 6.6           ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of all the parties and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or either of them, with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein.

Section 6.7           COUNTERPARTS. To facilitate execution, this Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

Section 6.8           SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties are entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

Section 6.9            HEADINGS; CONSTRUCTION. The Article, Section and paragraph headings contained in this Agreement are for reference purposes only and do not form a part of this Agreement and do not in any way modify, interpret or construe the intentions of the parties. As used in this Agreement, unless otherwise provided to the contrary, (a) all references to days or months shall be deemed references to calendar days or months and (b) any reference to a “Section” or “Article” shall be deemed to refer to a section or article of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

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IN WITNESS WHEREOF, the parties have duly executed this Voting Agreement as of the date first above written.

MERGEWORTHRX CORP.

By:	/s/ Charles Fistel
Name: Charles Fistel
Title: Chief Executive Officer, Chief Financial
Officer and Treasurer

IN WITNESS WHEREOF, the parties have duly executed this Voting Agreement as of the date first above written.

/s/ Stephen P. Griggs
Name: Stephen P. Griggs